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                                                                     Exhibit 2.2

                          AMENDMENT TO MERGER AGREEMENT

                  This Amendment (this "Amendment") is entered into as of this 9th day of February, 2004, by and among Network Appliance, Inc., a Delaware corporation ("Parent"), Nagano Sub, Inc., a Delaware corporation ("Sub"), and Spinnaker Networks, Inc., a Delaware corporation (the "Company").

                  WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of November 3, 2003, by and among Parent, Sub and the Company (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement; and

                  WHEREAS, Parent, Sub and the Company have agreed to enter into an amendment to the Merger Agreement upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              ARTICLE I. AMENDMENT

         1. Section 10.2(c). Section 10.2(c) is hereby amended and restated in its entirety to read as follows:

                  "With respect to each claim for indemnity under this Section 10.2, the liability of each Indemnifying Party shall be limited to his pro rata portion of the claim amount, in proportion to the proportionate ownership of the Common Stock and Preferred Stock immediately prior the Effective Date. In no event shall any Indemnifying Party's obligation to provide indemnification exceed the amount of such Indemnifying Party's interest in the Indemnity Escrow Shares (the "Damage Cap"); provided, however, that the Damage Cap shall not apply in the case of a claim related to a breach of the representations and warranties contained in Sections 3.14 or 3.23 or a claim pursuant to Section 10.2(a)(ii), and provided, further, that the Parent Indemnified Parties shall not be entitled to indemnification in excess of the Damage Cap from any Indemnifying Party other than Menlo Ventures VIII, L.P., Menlo Entrepreneurs Fund VIII, L.P., MMEF VIII, L.P., Norwest Ventures Partners VIII, L.P., NVP Entrepreneurs Fund VIII, L.P., Mellon Ventures, L.P., Dominant Investment Pte Ltd., and the Affiliates of the foregoing, and the Core Employees. For purposes of determining the number of shares of Parent Stock to be delivered to a Parent Indemnified Party out of the escrow account, the Indemnity Escrow Shares shall be valued at the Closing Price."

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                            ARTICLE II. MISCELLANEOUS

         1. Except as specifically set forth herein, nothing in this Amendment shall affect any other rights or obligations of the parties to the Merger Agreement, the Merger Agreement remains in full force and effect and Parent, Sub and the Company ratify and reaffirm the same in its entirety.

         2. This Amendment may be executed in one or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                                NETWORK APPLIANCE, INC.
                                                a Delaware corporation

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                NAGANO SUB, INC.
                                                a Delaware corporation

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                SPINNAKER NETWORKS, INC.
                                                a Delaware corporation

                                                By: ____________________________
                                                    Name:
                                                    Title: